REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™ eLoyalty Q2 2010 Earnings Webinar August 4, 2010 Exhibit 99.2

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
eLoyalty Confidential and Restricted © 2010 eLoyalty Corporation

Safe Harbor Language
During today’s call we will be making both historical and
forward-looking statements in order to help you better
understand our business.  These forward-looking statements
include references to our plans, intentions, expectations,
beliefs, strategies and objectives.  Any forward-looking
statements speak only as of today’s date.  In addition, these forward-looking statements are subject to risks and
uncertainties that could cause actual results to differ
materially from those stated or implied by the forward-
looking statements.  The risks and uncertainties associated
with our business are highlighted in our filings with the SEC, including our Annual Report filed on Form 10-K for the year
ended December 26, 2009, our quarterly reports on Form
10-Q, as well as our press release issued earlier today.
eLoyalty undertakes no obligation to publicly update or
revise any forward-looking statements in this call.  Also, be advised that this call is being recorded and is copyrighted by
eLoyalty Corporation.

Agenda Q2 Overview Q3 Guidance Q&A

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
eLoyalty Confidential and Restricted © 2010 eLoyalty Corporation
Q2 Overview
Our performance improved significantly in Q2
Our ICS business had a sharp recovery in Q2
–
Significantly improved P&L performance
–
Strong bookings
–
Record Managed Services Backlog

Significant positives include
–
Signed $15.4 million of Managed Services contracts in the second quarter
–
Achieved record ICS Managed Services Backlog
–
Increased Managed Services Backlog to $103.6 million
–
Grew Behavioral Analytics
TM
Service Subscriptions 41% year over year
Summary
–
Passed through a difficult period in the first half of 2010
–
Outlook for Q3 shows continued improvement
–
Pipelines remain strong

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Revenues
–
Subscription revenues were down sequentially in Q2 due to the impact of a previously disclosed contract cancellation early in Q1
–
Subscription revenues are expected to grow by ~12% sequentially in Q3
Bookings/Pipeline
–
Bookings were lower than expected in Q2 due to the delay of a very large contract resulting from a sponsorship change at a key account
–
The pipeline for Q3/Q4 is encouraging
Product/Competitive Position
–
We have a very strong pipeline of new products/product enhancements
–
Initial customer response to these new capabilities has been very positive
–
Our competitive position remains strong
–
The market opportunity for our analytics is compelling

Behavioral Analytics
TM
Service Review

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Q2 Income Statement Commentary
2% sequential increase in Services revenues
–
36% sequential increase in Consulting revenues
57% sequential increase in ICS Consulting revenues
–
Impact of several previously delayed projects starting in Q2
–
8% sequential decrease in Managed Services revenues
12% sequential decrease in Behavioral Analytics
TM
Service
Subscription revenues
–
Impact of previously disclosed customer cancellation
3% sequential decrease in ICS Managed Services revenues
–
Impact of previously disclosed large cancellation
–
Impact of Q1 & Q2 new bookings, partially offset the cancellation above
Adjusted Earnings
1
were ($0.7m)
–
$1.2m sequential increase
Significantly higher ICS Business Unit profitability

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eLoyalty Confidential and Restricted © 2010 eLoyalty Corporation

Backlog Review
Metric
Q2
2010
Year/Year Change
Behavioral
Analytics™
$59.4m -7% -27%
ICS $44.2m 17% 57%
Total
Backlog
2
$103.6m 2% -5%
Factors Impacting Q2 Backlog
2
- Signed ~$13.0m of ICS Managed Services contracts in Q2
- Behavioral Analytics
TM
Service bookings were lower than expected
due to the delay in signing a large contract at a key account, as a result of a change in sponsorship.
Q2 Managed Services Backlog
2
Sequential
Change

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
eLoyalty Confidential and Restricted © 2010 eLoyalty Corporation
Other Key Metrics
Total Cash balance decreased $4.9m in Q2 to $25.3m
–
Primary drivers of lower cash balance
–
$1.5m of capital expenditures and capital lease payments
–
$1.2m increase in Prepaid expenses
–
$1.1m decrease in accruals and other liabilities
–
$0.7m Adjusted Earnings
1
loss
DSO improved 2 days to 34 days
Ending Headcount of 391 employees…down from 403 employees at the end of Q1, 2010

Agenda Q2 Overview Q3 Guidance Q&A

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
eLoyalty Confidential and Restricted © 2010 eLoyalty Corporation
Q3 2010 Guidance
Background on Q3 Outlook
–
Behavioral Analytics
TM
Service Subscriptions are expected to grow
by ~12% sequentially
–
ICS Managed Services are expected to grow by ~9% sequentially
–
ICS Consulting Services will be roughly flat
–
CRM Consulting revenues will continue to ramp down
We currently expect that our Q3 Services revenues will be
~$17.5 million

Agenda Q2 Overview Q3 Guidance Q&A

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
eLoyalty Confidential and Restricted © 2010 eLoyalty Corporation

Thank You
Kelly Conway
–
(847) 582-7200
–
Kelly_Conway@eLoyalty.com
Bill Noon
–
(847) 582-7019
–
Bill_Noon@eLoyalty.com

REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
eLoyalty Confidential and Restricted © 2010 eLoyalty Corporation

Notes
1 eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted
Earnings provide investors with a better understanding of the results of eLoyalty’s operations. Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet.  In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current period operating performance.  Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted.  The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.
2 eLoyalty uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its
Managed services contracts. The value of these contracts is based on anticipated usage volumes over the anticipated term of the agreement. The anticipated term of the agreement is based on the contractually agreed fixed term of the contract, plus agreed upon, but optional, extension periods. Anticipated volumes may be greater or less than anticipated. In addition, these contracts typically are cancellable without cause based on the customer making a substantial early termination payment or forfeiture of prepaid contract amounts.  The reported backlog is expected to be recognized as follows: $25.0m in 2010; $37.0m in 2011; $25.2m in 2012; $16.4m in 2013 and
thereafter.